Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,249,516
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,458,470
Dividend Income	122,706
Interest Income	41,038
ETF Transaction Fees	2,100
Total Income (Loss)	$6,873,830

Expenses
General Partner Management Fees	$28,504
Professional Fees	12,136
Brokerage Commissions	1,258
Directors' Fees and Insurance	1,065
License Fees	713
Total Expenses	$43,676
Net Income (Loss)	$6,830,154

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/26	$59,736,158
Additions (100,000 Shares)	4,841,303
Withdrawals (250,000 Shares)	(12,373,811)
Net Income (Loss)	6,830,154

Net Asset Value End of Month	$59,033,804
Net Asset Value Per Share (1,100,000 Shares)	$53.67

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596